UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301

Wilmington, DE 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Debentures

On July 20, 2026, VisionWave Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with YA II PN, Ltd. (the “Investor”), an investment fund managed by Yorkville Advisors Global, LP, pursuant to which the Company agreed to issue and sell to the Investor convertible debentures in the aggregate principal amount of up to $15,000,000 (the “Convertible Debentures”), at a purchase price equal to 85% of the principal amount thereof, in two tranches. The first tranche, in the principal amount of $10,000,000, closed on July 20, 2026 (the “First Closing”). The second tranche, in the principal amount of $5,000,000, will close upon the effectiveness of the initial registration statement described below under “Registration Rights Agreement.” The Company also paid the Investor a non-refundable due diligence fee of $50,000, which was netted from the proceeds of the First Closing. The Company intends to use the net proceeds of the offering for working capital and general corporate purposes.

The Convertible Debentures bear interest at a rate of 5.00% per annum (which increases to 18.00% per annum during the continuance of an event of default), calculated on the basis of a 365-day year, and mature on July 20, 2027. Beginning on December 30, 2026, and on the same day of each calendar month thereafter, the Company is required to repay the Convertible Debentures in monthly installments of $1,750,000 of principal, plus a payment premium equal to 2% of the principal amount being paid and accrued and unpaid interest. Installment amounts are payable, at the Company’s option, in cash or by offset against the proceeds of one or more advances under the Company’s Standby Equity Purchase Agreement with the Investor, dated July 25, 2025, as amended (the “SEPA”). While the Convertible Debentures are outstanding, any advances under the SEPA must use the three-day pricing option provided for therein, and payments in excess of the installment amount then due are not subject to the payment premium. The Company may redeem amounts outstanding under the Convertible Debentures prior to maturity at any time upon advance notice by paying the principal amount being redeemed, a redemption premium equal to 5% of such principal amount, and accrued and unpaid interest.

The Convertible Debentures are convertible at the option of the Investor into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a fixed conversion price of $5.00 per share. Upon the occurrence and during the continuance of an event of default, the Investor may convert at the lower of such fixed price or a variable price equal to 90% of the lowest daily volume-weighted average price of the Common Stock during the ten trading days immediately preceding the conversion date, subject to a floor price of $0.702 per share. The Investor may not convert the Convertible Debentures (or exercise the Warrants described below) to the extent that, after giving effect thereto, the Investor and its affiliates would beneficially own more than 4.99% of the outstanding Common Stock. The Convertible Debentures also may not be converted, and the Warrants may not be exercised, to the extent the shares issuable would exceed the aggregate number of shares of Common Stock that the Company may issue under the applicable rules of The Nasdaq Stock Market LLC (the “Exchange Cap”), unless the Company’s stockholders approve issuances in excess of the Exchange Cap.

The Securities Purchase Agreement contains customary representations, warranties and covenants of the Company, including, among other things, covenants that, while the Convertible Debentures are outstanding and subject to specified exceptions, restrict the Company’s ability to enter into variable rate transactions (other than pursuant to the SEPA), incur additional indebtedness or grant liens, effect discounted offerings, and make payments on certain related-party indebtedness. Closing of the transaction was conditioned upon, among other things, the delivery of consent and deferral agreements by the holders of certain outstanding promissory notes issued by the Company.

Warrants

In connection with the Securities Purchase Agreement, the Company issued to the Investor warrants (the “Warrants”) to purchase up to 1,800,000 shares of Common Stock at an exercise price of $5.00 per share. The Warrants are exercisable upon issuance and expire 36 months after the date of issuance. The Warrants are exercisable for cash, provided that if, after the six-month anniversary of the date of the Securities Purchase Agreement, a registration statement covering the resale of the shares underlying the Warrants is not available, the Warrants may be exercised on a cashless basis.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with the Investor (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) an initial registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Convertible Debentures and exercise of the Warrants, together with certain additional shares issuable under the SEPA, within 60 days, and to use commercially reasonable efforts to cause such registration statement to be declared effective within the deadlines specified therein and to maintain its effectiveness until the registrable securities have been sold or may be sold without restriction under Rule 144.

Global Guaranty Agreement

In connection with the Securities Purchase Agreement, certain subsidiaries of the Company receiving proceeds of the Convertible Debentures, consisting of VisionWave Technologies, Inc., VisionWave Holdings UK Ltd and Solar Drone Ltd., entered into a Global Guaranty Agreement in favor of the Investor (the “Guaranty”), pursuant to which such subsidiaries, jointly and severally, guaranteed the payment obligations of the Company under the Convertible Debentures and the related transaction documents.

Consent and Deferral Letter Agreements

On July 20, 2026, as a condition to the First Closing, the Company entered into side letter agreements (the “Consent and Deferral Letters”) with each of Dream America Marketing Services, Ltda. (“Dream America”), the holder of a promissory note issued by the Company on April 10, 2026 in the original principal amount of $6,000,000, and Adrian Holdings S.R.L. (“Adrian”), the holder of a promissory note issued by the Company on January 5, 2026 in the original principal amount of $10,000,000. Pursuant to the Consent and Deferral Letters, each of Dream America and Adrian has agreed, until the obligations under the Convertible Debentures have been indefeasibly paid in full, (i) not to demand, request, accept, receive or apply any cash payments from the Company in respect of its promissory note (including payments of principal, interest, fees, default interest, premiums, costs or expenses), with any such payments received to be returned to the Company or held in suspense unless otherwise consented to in writing by the Investor, and (ii) to forbear from exercising its rights and remedies upon the occurrence of any default under its promissory note. Each of Dream America and Adrian has also consented to the Company’s incurrence of the indebtedness under the Convertible Debentures and to the payments required to be made thereunder, whether made in cash or through the issuance and sale of shares of Common Stock and the use of the proceeds of such issuances and sales to repay the Convertible Debentures. Except as set forth in the Consent and Deferral Letters, the terms of such promissory notes remain in full force and effect.

Extension of Maturity of SEPA Promissory Notes

On July 20, 2026, the Investor, as holder of the promissory notes issued by the Company in connection with prepaid advances under the SEPA on July 25, 2025 (in the original principal amount of $3,000,000) and September 11, 2025 (in the original principal amount of $2,000,000) (collectively, the “SEPA Notes”), delivered to the Company written notice of its election, pursuant to the terms of the SEPA Notes, to extend the maturity date of the SEPA Notes to January 25, 2027 (the “Maturity Extension”), which extension the Company acknowledged and agreed.

The foregoing descriptions of the Securities Purchase Agreement, the Convertible Debentures, the Warrants, the Registration Rights Agreement, the Guaranty, the Consent and Deferral Letters and the Maturity Extension do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Convertible Debentures and the Warrants were, and the shares of Common Stock issuable upon conversion or exercise thereof will be, offered and sold to the Investor, an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, without any form of general solicitation or general advertising. Such securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the second closing of the Convertible Debentures, the filing and effectiveness of the registration statement, and the intended use of proceeds. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the satisfaction of the conditions to the second closing, the timing of SEC review, market conditions, and the other risks described in the Company’s filings with the SEC. All forward-looking statements speak only as of the date of this Current Report, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Convertible Debenture
4.2	Form of Warrant to Purchase Common Shares
10.1	Securities Purchase Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd.
10.2	Registration Rights Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd.
10.3	Global Guaranty Agreement, dated July 20, 2026, by VisionWave Technologies, Inc., VisionWave Holdings UK Ltd and Solar Drone Ltd. in favor of YA II PN, Ltd.
10.4	Consent and Deferral Letter Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and Dream America Marketing Services, Ltda.
10.5	Consent and Deferral Letter Agreement, dated July 20, 2026, between VisionWave Holdings, Inc. and Adrian Holdings S.R.L.
10.6	Letter Agreement regarding Extension of Maturity Date, dated July 20, 2026, between VisionWave Holdings, Inc. and YA II PN, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2026

VISIONWAVE HOLDINGS, INC.

By: /s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer